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                                             Exhibit B1


GRANITE STATE ENERGY, INC.
Statement of Income and Accumulated Deficit
(Thousands of Dollars)
For the Quarter ended March 31, 1997
(Unaudited, Subject to Adjustment)


INCOME

  Operating revenue                                    $ 134
                                                       -----

EXPENSE

  Purchased electric energy                              184
  Other operating expenses                                55
  Federal income tax                                     (37)
                                                       -----
  Total operating expenses                               202
                                                       -----

Net income/(loss)                                        (68)

Retained earnings at beginning of period                (157)
                                                       -----
Accumulated deficit at end of period                   $(225)
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